Exhibit 99.1

Excerpt from August 2006 Newsletter

Enclosed please find a disbursement of $0.10 per capital unit declared by the Lake Area Corn Processors, LLC Board of Managers.  The total for this disbursement is $2,962,000.00.  This brings the total cash disbursements for the year to $0.30 per unit, or 60% of the original investment. Since February 2002, $36,284,500 in total cash distributions have been made to LACP members. Since February 2002, 245% of the initial investment or $1.225 per share has been disbursed.